UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): May 31, 2006

                           SIBERIAN ENERGY GROUP INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

               Nevada                    333-118902           52-2207080
   -------------------------------      -----------       -------------------
   (State  or  other  jurisdiction      (Commission         (IRS  Employer
        of  incorporation)             File  Number)     Identification  No.)

           275  Madison  Ave,  6th  Floor,  New  York,  NY    10016
           ----------------------------------------------------------
           (Address  of  principal  executive offices)     (Zip Code)


                                 (212)  828-3011
                         -------------------------------
                          Registrant's  telephone  number

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
        CFR    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 8.01 - OTHER EVENTS

On May 31, 2006, Zauralneftegaz, Ltd., a Russian company ("ZNG"), which is wholly owned by a joint venture company, Zauralneftegaz, Ltd., ("ZNG, Ltd."), which Siberian Energy Group Inc. (the "Company," "we," "us") owns 50% of through its joint venture with Baltic Petroleum (E&P) Ltd., which operates ZNG, Ltd., was awarded the licenses to two of the five exploration and production licenses in West Siberia, Russia, which applied for in the third and fourth quarters of 2005 and the first quarter of 2006.

The two blocks, for which 25 year licenses were awarded to ZNG, are located in the eastern part of the existing license areas of ZNG, and have a total surface area of approximately 335,000 acres. It is anticipated that the technical review of the existing survey data on such licenses will begin as soon as the Russian Ministry of Natural Resources, formally confirms the award of the licenses to ZNG, which is expected to occur within the next twenty (20) days.

The auction for the license on the third of the five licenses for which ZNG applied, the Lebyazhevsky block, is due to be held on June 14, 2006, with the anticipated auction date of the remaining two licenses to be held during the fourth quarter of 2006.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIBERIAN ENERGY GROUP, INC.

By: /s/ David Zaikin
-------------------------
David Zaikin, Chief Executive Officer

Dated: June 1, 2006

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